UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

FLURIDA GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-151200	26-0688130

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	IRS I.D.

22 West Washington St, Suite 1500 Chicago, IL	60602
(Address of principal executive offices)	(Zip Code)

Issuer’s telephone number:  630-778-8519

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange of which each class is to be registered
None	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A (c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A (d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-142516

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, par value $0. 001 per share
(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

The description of securities contained in the Registrant’s Registration Statement on Form S-1, as amended, originally filed with the Securities and Exchange Commission on May 27, 2008 and declared effective on November 12, 2008 (File No. 333-151200) is incorporated by reference.

Item 2. Exhibits.

Exhibit	Description
3.1	Articles of Incorporation of the Registrant(1)
3.2	By-Laws of the Registrant (1)

(1)
Previously filed with the Company’s initial filing of Form S-1, as amended, originally filed with the Securities and Exchange Commission on May 27, 2008, and incorporated by reference herein as an exhibit to this Form 8-A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 24, 2011	Flurida Group, Inc.

By:	/s/ Jianfeng Ding
Name:	Jianfeng Ding
Title:	Chief Executive Officer